EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our dated March 29, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and other Postretirement Plans — an Amendment of FASB Statement Nos. 87, 88, 106, and 132(R)”), appearing in the Annual Report on Form 20-F of CNH Global N.V. for the year ended December 31, 2006.
Milwaukee, Wisconsin
April 23, 2007